Exhibit 5.1

[Letterhead of GCA Law Partners LLP]

June 30, 2017

Finjan Holdings, Inc.
2000 University Ave., Ste. 600
E. Palo Alto, CA 94303

Re: Up to 4,140,000 Shares of Common Stock of Finjan Holdings, Inc. under Registration Statement on Form S-3 (File No. 333-197378)

Ladies and Gentlemen:

We are acting as counsel to Finjan Holdings, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of up to 4,140,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), pursuant to a prospectus supplement dated June 26, 2017 and the accompanying base prospectus dated July 25, 2014 (such documents, collectively, the “Prospectus”) that form part of the Company’s effective Registration Statement on Form S-3 (File No. 333-197378) (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Shares are to be sold by the Company pursuant to the terms of the Underwriting Agreement, dated June 26, 2017, by and between the Company and B. Riley & Co., LLC (the “Underwriting Agreement”) and in the manner described in the Registration Statement and the Prospectus.

As counsel for the Company, we have examined the Underwriting Agreement, the Registration Statement, the Prospectus, the Company’s Amended and Restated Certificate of Incorporation, dated as of July 10, 2014, as amended through the date hereof, and the Company’s Amended and Restated Bylaws, as well as originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We also have assumed with respect to shares of Common Stock, that there will be sufficient shares of Common Stock authorized

Finjan Holdings, Inc.
June 30, 2017

under the Company’s organizational documents that are not otherwise reserved for issuance. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

We express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware (the “DGCL”). Our opinions as to the DGCL are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statutes and provisions.

Based upon, subject to and limited by the foregoing, it is our opinion that, upon issuance, delivery and payment for the Shares in the manner contemplated by the Registration Statement, the Prospectus, the Underwriting Agreement and the resolutions of the Board of Directors of the Company and/or a duly constituted and acting committee thereof, the Shares will be validly issued, fully paid and nonassessable.

This opinion is furnished to you in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus, and may not be relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated. This opinion is given as of the date hereof, and we assume no obligation to advise you of any changes in applicable law or any facts or circumstances that come to our attention after the date hereof that may affect the opinion contained herein.

We hereby consent to the filing of this opinion as an exhibit to the above-described Current Report on Form 8-K and to the reference to our firm contained under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated by the Commission.

Very truly yours,

/s/ GCA Law Partners LLP

GCA LAW PARTNERS LLP